Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On December 22, 2016, Manitex International, Inc. (the “Company”) completed the sale of its CVS Ferrari S.r.l. (“CVS”) subsidiary to two Italian companies BP S.r.l. and NEIP III S.p.A. (collectively the “Purchasers”) for $5 million in cash, and the assumption of $14 million of net CVS debt (the “Transaction”). The Transaction was consummated pursuant to a Sale and Purchase Agreement between the Company and the Purchasers. As part of the transaction, the Company retained the operations of CVS’s Valla division, which offers a full range of electric precision pick and carry cranes.

The unaudited pro forma consolidated balance sheet as of September 30, 2016 has been prepared to give effect to the sale of the CVS, while retaining the Valla division, as if it occurred on September 30, 2016. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2016 and the year ended December 31, 2015 have been prepared to give effect to the sale of CVS, while retaining the Valla division, as if it occurred on January 1, 2015.

The unaudited pro forma financial statements were prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 9, 2016 and from the audited consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2016. Consistent with the requirements of Article 11 of Regulation S-X, the pro forma consolidated statement of operations have been presented on a continuing operations basis. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial statements included herein is for informational purposes only and is not necessarily indicative of what our financial performance and financial position would have been had the sale of the CVS, while retaining the Valla division, been completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period. Actual results may differ significantly from those reflected here in the unaudited pro forma financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results.

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2016
	As Reported	Proforma Adjustments		Proforma
	Unaudited	Unaudited (a)		Unaudited
ASSETS
Current assets
Cash	$6,019	$(1,982)		$4,037
Trade receivables (net)	67,696	(18,611)		49,085
Accounts receivable from related party	770	(1,751)		(981)
Other receivables	4,575	(1,240)		3,335
Inventory (net)	106,992	(10,061)		96,931
Deferred tax asset	2,951	(619)		2,332
Prepaid expense and other	3,823	—		3,823

Total current assets	192,826	(34,264)		158,562

Total fixed assets (net)	39,853	(629)		39,224
Intangible assets (net)	63,645	(3,652	) (b)	59,993
Goodwill	77,186	(5,663	) (b)	71,523
Other long-term assets	1,837	2,944		4,781

Total assets	$375,347	$(41,264)		$334,083

LIABILITIES AND EQUITY
Current liabilities
Notes payable—short term	$42,175	$(14,277)		$27,898
Current portion of capital lease obligations	831	—		831
Accounts payable	54,160	(7,718)		46,442
Accounts payable related parties	3,744	(3,323)		421
Accrued expenses	17,830	(4,002)		13,828
Other current liabilities	4,573	(1,574)		2,999

Total current liabilities	123,313	(30,894)		92,419

Long-term liabilities
Revolving term credit facilities	36,753	—		36,753
Notes payable (net)	60,500	(3,639)		56,861
Capital lease obligations	5,606	—		5,606
Convertible note related party (net)	6,829	—		6,829
Convertible note (net)	14,048	—		14,048
Deferred gain on sale of property	1,087	—		1,087
Deferred tax liability	4,438	—		4,438
Other long-term liabilities	6,776	(633)		6,143

Total long-term liabilities	136,037	(4,272)		131,765

Total liabilities	259,350	(35,166)		224,184

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at September 30, 2016 and December 31, 2015	—	—		—
Common Stock—no par value 25,000,000 shares authorized, 16,138,163 and 16,072,100 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	93,775	—		93,775
Paid in capital	3,036	—		3,036
Retained (earnings) deficit	(4,296)	(6,533)		(10,829)
Accumulated other comprehensive loss	(2,823)	537		(2,286)

Equity attributable to shareholders of Manitex International, Inc.	89,692	(5,996)		83,696
Equity attributable to noncontrolling interests	26,305	(102)		26,203

Total equity	115,997	(6,098)		109,899

Total liabilities and equity	$375,347	$(41,264)		$334,083

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Nine Months Ended September 30, 2016
	As Reported	Proforma Adjustments	Proforma
	Unaudited	Unaudited (c)	Unaudited
Net revenues	$260,706	$(36,553)	$224,153
Cost of sales	216,953	(31,313)	185,640

Gross profit	43,753	(5,240)	38,513
Operating expenses
Research and development costs	3,911	(231)	3,680
Selling, general and administrative expenses	37,778	(4,211)	33,567

Total operating expenses	41,689	(4,442)	37,247

Operating (loss) income	2,064	(798)	1,266

Other income (expense)
Interest expense:
Interest expense	(8,719)	362	(8,357)
Interest expense related to write off of debt issuance costs (Note 13)	(1,439)	—	(1,439)
Foreign currency transaction (loss) gain	(792)	(199)	(991)
Other income (expense)	3,109	(2,194)	915

Total other expense	(7,841)	(2,031)	(9,872)

(Loss) before income taxes and loss in non-marketable equity interest from continuing operations	(5,777)	(2,829)	(8,606)
Income tax (benefit) expense from continuing operations	453	(1,088)	(635)
Loss in non-marketable equity interest, net of taxes	(5,752)	—	(5,752)

Net loss from continuing operations	(11,982)	(1,741)	(13,723)
Discontinued operations
(Loss) income from operations of discontinued operations (Note 19)	(8,522)	—	(8,522)
Income tax expense (benefit)	(186)	—	(186)

(Loss) income on discontinued operations	(8,336)	—	(8,336)

Net (loss) income	(20,318)	(1,741)	(22,059)
Net income attributable to noncontrolling interests	(566)	102	(464)

Net (loss) income attributable to shareholders of Manitex International, Inc.	$(20,884)	$(1,639)	$(22,523)

Earnings (loss) Per Share
Basic
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.78)		$(0.88)
(Loss) earnings from discontinued operations attributable to shareholders of Manitex International, Inc.	$(0.52)		$(0.52)
(Loss) earnings attributable to shareholders of Manitex International, Inc.	$(1.30)		$(1.40)
Diluted
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.78)		$(0.88)
(Loss) income from discontinued operations attributable to shareholders of Manitex International, Inc.	$(0.52)		$(0.52)
(Loss) earnings attributable to shareholders of Manitex International, Inc.	$(1.30)		$(1.40)
Weighted average common shares outstanding
Basic	16,119,578		16,119,578
Diluted	16,119,578		16,119,578

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Year Ended December 31, 2015
	As Reported	Proforma Adjustments		Proforma
	Unaudited	Unaudited (c)		Unaudited
Net revenues	$386,737		$(67,187)	$319,550
Cost of sales	317,231		(56,516)	260,715

Gross profit	69,506		(10,671)	58,835
Operating expenses
Research and development costs	5,829		(609)	5,220
Selling, general and administrative expenses	55,256		(6,918)	48,338

Total operating expenses	61,085		(7,527)	53,558

Operating (loss) income	8,421		(3,144)	5,277
Other income (expense)
Interest expense:
Interest expense	(12,984)		1,128	(11,856)
Interest expense related to write off of debt issuance costs (Note 13)	—		—	—
Foreign currency transaction (loss) gain	30		(366)	(336)
Other income (expense)	23		(23)	—

Total other expense	(12,931)		739	(12,192)

(Loss) before income taxes and loss in non-marketable equity interest from continuing operations	(4,510)		(2,405)	(6,915)
Income tax (benefit) expense from continuing operations	(725)		(1,178)	(1,903)
Loss in non-marketable equity interest, net of taxes	(199)		—	(199)

Net loss from continuing operations	(3,984)		(1,227)	(5,211)
Discontinued operations
(Loss) income from operations of discontinued operations (Note 19)	(2,083)		—	(2,083)
Income tax expense (benefit)	(743)		—	(743)

(Loss) income on discontinued operations	(1,340)		—	(1,340)

Net (loss) income	(5,324)		(1,227)	(6,551)
Net income attributable to noncontrolling interests	(48)		—	(48)

Net (loss) income attributable to shareholders of Manitex International, Inc.	$(5,372)		$(1,227)	$(6,599)

Earnings (loss) Per Share
Basic
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.25)	$		$(0.33)
(Loss) earnings from discontinued operations attributable to shareholders of Manitex International, Inc.	$(0.08)	$		$(0.08)
(Loss) earnings attributable to shareholders of Manitex International, Inc.	$(0.34)	$		$(0.41)
Diluted
Loss from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.25)	$		$(0.33)
(Loss) income from discontinued operations attributable to shareholders of Manitex International, Inc.	$(0.08)	$		$(0.08)
(Loss) earnings attributable to shareholders of Manitex International, Inc.	$(0.34)	$		$(0.41)
Weighted average common shares outstanding
Basic	15,970,074			15,970,074
Diluted	15,970,074			15,970,074

Note 1—Description of Disposition of Assets

On December 22, 2016, Manitex International, Inc. (the “Company” or “Manitex”) completed the sale of CVS Ferrari S.r.l. (“CVS”) subsidiary to NEIP III S.p.A. (“NEIP”) and BP S.r.l. (“BP”) for net cash proceeds of approximately $5 million in cash and the assumption of $14 million net CVS debt.

Note 2—Pro Forma Adjustments

(a)	Represents adjustments to reflect the disposition of the assets and liabilities associated with the transaction described above.

(b)	Represents adjustments to remove the goodwill and intangibles assets of the Company’s Lifting segment incurred in conjunction with the transaction described above.

(c)	Represents adjustments to eliminate the direct operating results of the CVS, net of the Valla division, for the periods presented.